AMENDMENT TO
AMENDED AND RESTATED PARTICIPATION AGREEMENT
     The Amended and Restated Participation Agreement (the “Agreement”), dated April 17, 2006, by and among AIM Variable Insurance Funds, a Delaware trust (AVIF), Invesco Aim Distributors, Inc. (“Invesco Aim Distributors”)(collectively , “you” or “your”), RiverSource Life Insurance Company (“Company”, “we” or “us”), on its own behalf and on behalf of each segregated asset account of the Company (collectively, the “Parties”), is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
     WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
ACCOUNTS UTILIZING THE FUNDS
ALL ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE ACCOUNTS
ALL CONTRACTS FUNDED BY THE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr

	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson		By:	/s/ John S. Cooper

	Name:	Peter Davidson		Name:	John S. Cooper
	Title:	Assistant Secretary		Title:	President

RIVERSOURCE LIFE INSURANCE COMPANY

Attest:	/s/ Dixie Carroll		By:	/s/ Lynn Abbott

	Name:	Dixie Carroll		Name:	Lynn Abbott
	Title:	Asst. Secretary		Title:	VP

RIVERSOURCE DISTRIBUTORS, INC.

Attest:	/s/ Dixie Carroll		By:	/s/ Lynn Abbott

	Name:	Dixie Carroll		Name:	Lynn Abbott
	Title:	Asst. Secretary		Title:	VP

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